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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-98041 and 333-63890) and Form S-8 (File Nos. 333-64256, 333-41247, 33-90972 and 33-43174) of WD-40 Company of our report dated June 5, 2002, relating to the financial statements of Heartland Corporation as of and for the year ended December 31, 2001, which appear in this Current Report on Form 8-K/A of WD-40 Company dated May 31, 2002.

/s/ Grant Thornton LLP

Kansas City, Missouri
August 14, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS